CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of Marathon Oil Corporation of our report dated February 25, 2004, except as to Note 8 which is as of May 26, 2004, relating to the financial statements, which appears in Marathon Oil Corporation’s Current Report on Form 8-K dated June 15, 2004:

On Form S-3:		Relating to:

File No.	33-57997	Dividend Reinvestment Plan
	333-88947	Dividend Reinvestment and Direct Stock Purchase Plan
	333-99223	Marathon Oil Corporation Debt Securities, Common Stock, Preferred Stock, Warrants, Stock Purchase Contracts/Units and Preferred Securities
	333-99223-01	Marathon Financing Trust I
	333-99223-02	Marathon Financing Trust II

On Form S-8:		Relating to:

File No.	33-41864	1990 Stock Plan
	33-56828	Marathon Oil Company Thrift Plan
	333-29699	1990 Stock Plan
	333-29709	Marathon Oil Company Thrift Plan
	333-52751	1990 Stock Plan
	333-86847	1990 Stock Plan
	333-104910	Marathon Oil Corporation 2003 Incentive Compensation Plan

PricewaterhouseCoopers LLP

Houston, Texas

June 15, 2004